UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2020

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Private Placement

On January 24, 2020, Range Resources Corporation (the “Company”) completed a private offering of $550 million aggregate principal amount of 9.25% Senior Notes due 2026 (the “Notes”), which are jointly and severally guaranteed on a senior unsecured basis by each of the Company’s existing subsidiaries (collectively, the “Subsidiary Guarantors”).

The Notes were offered by the Initial Purchasers (as defined below) pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. The Company used the net proceeds from this offering to purchase for cash in the previously announced tender offers (the “Tender Offers”) $500 million in aggregate principal amount of its 5.750% Senior Notes due 2021, 5.875% Senior Notes due 2022, and 5.000% Senior Notes due 2022 (collectively, the “Target Notes”), including fees and expenses incurred in connection therewith, with the remainder used to repay borrowings under its bank credit facility.

Indenture

The terms of the Notes are governed by the Indenture, dated as of January 24, 2020 (the “Indenture”), by and among the Company, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on February 1, 2026. Interest will be payable on each February 1 and August 1, beginning August 1, 2020. The Company may redeem some or all of the Notes at any time and from time to time on or after February 1, 2022 at the redemption prices specified in the Indenture. The Company may also redeem up to 35% of the Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, using all or a portion of the net proceeds of public sales of certain equity interests completed before February 1, 2022. The Company may also redeem the Notes prior to February 1, 2022 upon payment of the make-whole premium specified in the Indenture. Upon the occurrence of certain changes in control followed by a rating decline, the Company may be required to offer to repurchase the Notes. The Indenture contains restrictive covenants that will limit the Company’s and its subsidiaries’ ability to incur debt, grant liens securing debt and pay dividends and other customary covenants, all as more fully set forth in the Indenture. The Notes and the guarantees are general unsecured obligations of the Company and the Subsidiary Guarantors and rank pari passu in right of payment with all senior unsecured indebtedness of the Company and the Subsidiary Guarantors. The Notes rank effectively junior to any secured indebtedness of the Company and the Subsidiary Guarantors, including under the Company’s bank credit facility, and other secured obligations to the extent of the value of the assets constituting collateral securing such indebtedness and obligations. The Notes rank senior in right of payment to any existing or future subordinated indebtedness, and are structurally subordinated to any indebtedness and other obligations of any subsidiaries of the Company that in the future do not guarantee the Notes. A copy of the Indenture is filed herewith as Exhibit 4.1 to this report and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, the Company, the Subsidiary Guarantors and BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), entered into a Registration Rights Agreement dated January 24, 2020 (the “Registration Rights Agreement”), whereby the Company and the Subsidiary Guarantors have agreed, at their expense, to use commercially reasonable efforts to (i) cause to be filed a registration statement enabling the holders to exchange the privately placed Notes and guarantees for registered notes and guarantees with substantially similar terms (except that the exchange notes shall not contain terms with respect to transfer restrictions or liquidated damages upon a Registration Default, as defined in the Registration Rights Agreement), (ii) cause the registration statement to become effective, (iii) complete the exchange offer within 60 days after such effective date but not later than the 365th day following the date of issuance of the Notes and (iv) file a shelf registration statement for the resale of the Notes if the exchange offer cannot be effected within the time periods listed above. The interest rate on the Notes will increase if the Company does not comply with its obligations under the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2 to this report and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture, the Registration Rights Agreement and the related guarantees is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Indenture and the Registration Rights Agreement.

ITEM 7.01	Regulation FD Disclosure

On January 23, 2020, the Company issued a press release announcing the results to date of the Company’s Tender Offers to purchase for cash up to $500 million in aggregate principal amount of its Target Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated January 24, 2020, among Range Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated January 24, 2020, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers.

4.3	Form of 9.25% Senior Note due 2026 (included in Exhibit 4.1).

99.1	Press Release, January 23, 2020, announcing early tender results.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Mark S. Scucchi Chief Financial Officer

Date: January 24, 2020

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